UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2018

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 720-999 West Broadway Vancouver, British Columbia, Canada	V5Z 1K5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 629-5989

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2018, Dr. Erich Mohr, Chairman of the Board of Directors (the “Board”) of DelMar Pharmaceuticals, Inc. (the “Company”), notified the Company that he would step down from his role as Chairman of the Board and as a member of the Company’s Board to pursue other business opportunities, effective immediately. Dr. Mohr’s decision to resign from the Board was not the result of any disagreement or dispute with the Company relating to its operations, policies or practices. In connection with Dr. Mohr’s resignation, Robert E. Hoffman has been appointed to serve as Chairman of the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

By:	/s/ Saiid Zarrabian
Name: Saiid Zarrabian
Title: President and Chief Executive Officer

Dated: June 7, 2018

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